UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: November 8, 2012

AMR CORPORATION _
(Exact name of registrant as specified in its charter)

Delaware 1-8400 75-1825172 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

AMR Corporation issued a press release on November 8, 2012 reporting October revenue and traffic results.  The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit Number                Description

99.1	Press Release dated November 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: November 8, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

Contact:    Sean Collins
Media Relations
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Thursday, Nov. 8, 2012

AMR CORPORATION REPORTS OCTOBER 2012 REVENUE AND TRAFFIC RESULTS

FORT WORTH, Texas - AMR Corporation today reported October 2012 consolidated revenue and traffic results for its principal subsidiary, American Airlines, Inc., and its wholly owned subsidiary, AMR Eagle Holding Corporation.
Consolidated capacity and traffic were 3.4 percent and 3.7 percent lower year-over-year respectively, resulting in a consolidated load factor of 82.3 percent, a decrease of 0.3 points versus the same period last year.
International load factor increased 0.5 points to 81.3 percent, as traffic decreased 0.6 percent on 1.2 percent less capacity. The Pacific entity recorded the highest year-over-year increase in load factor of 4.9 points, resulting in a load factor of 82.8 percent for the month of October.
Domestic capacity and traffic were 5.0 percent and 6.0 percent lower year-over-year, respectively, resulting in a domestic load factor of 84.0 percent, 0.9 points lower compared to the same period last year.
October's consolidated passenger revenue per available seat mile (PRASM) increased an estimated 0.4 percent versus the same period last year. Absent the recent operational disruption that affected bookings for October travel, PRASM would have been approximately 3.1 percent higher than in October 2011. Separately, American Airlines and American Eagle cancelled more than 2,000 flights as a result of Hurricane Sandy; however, the impact on PRASM was not significant.
“I'm proud of the spirit and resilience of our people, many of whom have been displaced or suffered home or property damage following Hurricane Sandy. Under very challenging conditions, they have worked diligently to restore our operations in the Northeast and care for our customers,” said Tom Horton, chairman and CEO, AMR Corporation.
On a consolidated basis, the company boarded 8.8 million passengers in October.

The Company's Results Are Detailed Below:
AMR PRELIMINARY RESULTS SUMMARY
October 2012 consolidated year-over-year PRASM change     0.4%
October 2011 consolidated PRASM (cents/ASM)    12.51
October 2012 consolidated fuel price including effective hedges & taxes (dollars/gallon)    $3.31

AMR TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	OCTOBER				Year-to-Date
	2012	2011	Change		2012	2011	Change
REVENUE PASSENGER MILES (000)
Domestic	6,042,661	6,429,508	(6.0)%		63,026,895	64,165,680	(1.8)%
International	4,192,844	4,219,036	(0.6)		43,020,860	42,305,592	1.7
Atlantic	1,658,892	1,812,774	(8.5)		15,973,495	16,414,758	(2.7)
Latin America	1,894,295	1,818,510	4.2		20,718,130	20,062,567	3.3
Pacific	639,657	587,751	8.8		6,329,235	5,828,267	8.6

Mainline	10,235,506	10,648,544	(3.9)		106,047,756	106,471,272	(0.4)
Regional	863,338	880,668	(2.0)		8,562,743	8,230,883	4.0
Consolidated	11,098,843	11,529,212	(3.7)		114,610,499	114,702,155	(0.1)

AVAILABLE SEAT MILES (000)
Domestic	7,196,482	7,574,333	(5.0)%		75,032,850	76,971,900	(2.5)%
International	5,157,203	5,220,132	(1.2)		52,431,659	52,798,063	(0.7)
Atlantic	2,001,718	2,211,336	(9.5)		19,234,614	20,501,307	(6.2)
Latin America	2,383,317	2,254,736	5.7		25,552,580	24,801,513	3.0
Pacific	772,169	754,060	2.4		7,644,466	7,495,242	2.0

Mainline	12,353,686	12,794,465	(3.4)		127,464,509	129,769,963	(1.8)
Regional	1,135,051	1,168,413	(2.9)		11,371,665	11,222,677	1.3
Consolidated	13,488,737	13,962,878	(3.4)		138,836,174	140,992,640	(1.5)

LOAD FACTOR
Domestic	84.0	84.9	(0.9)	Pts	84.0	83.4	0.6	Pts
International	81.3	80.8	0.5		82.1	80.1	1.9
Atlantic	82.9	82.0	0.9		83.0	80.1	3.0
Latin America	79.5	80.7	(1.2)		81.1	80.9	0.2
Pacific	82.8	77.9	4.9		82.8	77.8	5.0

Mainline	82.9	83.2	(0.4)		83.2	82.0	1.2
Regional	76.1	75.4	0.7		75.3	73.3	2.0
Consolidated	82.3	82.6	(0.3)		82.6	81.4	1.2

PASSENGERS BOARDED
Mainline	6,946,386	7,234,264	(4.0)%		72,247,475	72,223,800	—%
Regional	1,828,299	1,891,400	(3.3)		18,006,709	17,702,035	1.7
Consolidated	8,774,685	9,125,664	(3.8)		90,254,184	89,925,835	0.4

SYSTEM CARGO TON MILES (000)
Total	141,532	153,199	(7.6)%		1,466,897	1,495,250	(1.9)%
Note: Regional data is inclusive of American Eagle®, Executive Airlines®, and AmericanConnection®~~.~~

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, the impact of the bankruptcy filings of the Company and certain of its U.S. subsidiaries, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges. The Company cannot predict what the ultimate value of any of its securities may be or whether holders of any such securities will receive any distribution in the Company's reorganization. However, it is likely that the Company's common stock will have little or no value at the time of the Company's emergence from bankruptcy, and the common stock could be canceled entirely upon the approval of the Bankruptcy Court. In the event of such cancellation, amounts invested in the Company's common stock will not be recoverable. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Company claims. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The Company disclaims any obligation to update any forward-looking statement or information.

About American Airlines
American Airlines, American Eagle® and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,500 daily flights. The combined network fleet numbers nearly 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 9,000 daily flights to 150 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.
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Current AMR Corp. news releases can be accessed at http://www.aa.com